CONFIDENTIAL MAXAR SPACE LLC CHANGE IN CONTROL AND SEVERANCE AGREEMENT This Change in Control and Severance Agreement (the Agreement ) is made and entered into by and between Chris Johnson ( Executive ) and Maxar Space LLC (the Company ), effective as of May 8, 2025 (the Effective Date ). This Agreement supersedes and replaces in its entirety the Executive Change in Control and Severance Agreement between Executive and Maxar Technologies Inc., dated as of September 6, 2022 (the Prior Agreement ). Background A. The Compensation Committee of the Board of Directors of Maxar Technologies Holdings Inc. (the Board ) recognizes that the possibility of an acquisition of the Space Group (as defined below) or an involuntary termination can be a distraction to Executive and can cause Executive to consider alternative employment opportunities. The Board has determined that it is in the best interests of the Company and its equityholders to assure that the Company will have the continued dedication and objectivity of Executive, notwithstanding the possibility of such an event. B. The Board believes that it is in the best interests of the Company to provide Executive with an incentive to continue Executive s employment and to motivate Executive to maximize the value of the Space Group upon a Change in Control (as defined below) for the benefit of its equityholders. C. The Board believes that it is imperative to provide Executive with severance benefits upon certain terminations of Executive s service to the Space Group that enhance Executive s financial security and provide incentive and encouragement to Executive to remain with the Company notwithstanding the possibility of such an event. D. Unless otherwise defined herein, capitalized terms used in this Agreement are defined in Section 7 below. Agreement The parties hereto agree as follows: 1. Term of Agreement. This Agreement shall become effective as of the Effective Date and shall terminate as follows: (a) if a Covered Termination occurs within the Change in Control Period, then this Agreement shall terminate on the date that all obligations of the parties hereto with respect to this Agreement have been satisfied or (b) if a Covered Termination does not occur within the Change in Control Period, then this Agreement shall terminate on the date that is the first day following the second anniversary of the Change in Control (i.e., the day after the Change in Control Period ends). 2. At-Will Employment. The Company and Executive acknowledge that Executive s employment is and shall continue to be at-will, as defined under applicable law. Except as provided in Section 6 below, if Executive s employment terminates for any reason during the Exhibit 10.10

2 Change in Control Period, Executive shall not be entitled to any severance payments, benefits or compensation other than as provided in this Agreement. 3. Covered Termination During a Change in Control Period. If Executive experiences a Covered Termination during a Change in Control Period, then, subject to Executive delivering to the Company an executed Release of Claims that becomes effective and irrevocable in accordance with Section 11(a)(v) below, then in addition to any accrued but unpaid salary, benefits, vacation and expense reimbursements through the Termination Date payable in accordance with applicable law, the Company shall provide Executive with the following: (a) Severance. Executive shall be entitled to receive an amount equal to two (2) times the sum of (i) Executive s annual base salary at the rate in effect immediately prior to the Termination Date (disregarding any reduction in such base salary that gives rise to Good Reason) and (ii) Executive s target annual bonus, payable in a cash lump sum, less applicable withholdings (the Severance ), on the first payroll date following the date the Release of Claims becomes effective and irrevocable in accordance with Section 11(a)(v) below or as otherwise provided in Section 11 below. (b) Healthcare Premium Payment. Subject to Executive s eligibility to elect continued healthcare coverage under COBRA as of the Termination Date, Executive shall be entitled to receive a lump sum payment equal to twenty-four (24) multiplied by the full monthly premium that Executive would have to pay for continued healthcare coverage under COBRA at the rate in effect as of the Termination Date and based on Executive s election as of the Termination Date, payable, less applicable withholdings, on the first payroll date following the date the Release of Claims becomes effective and irrevocable in accordance with Section 11(a)(v) below or as otherwise provided in Section 11 below. (c) Outplacement. Executive shall be entitled to receive the executive package (or similar services as determined in the Company s sole discretion) of outplacement services at the Company s cost through an outplacement firm designated by the Company. 4. Certain Reductions. Notwithstanding anything herein to the contrary, the Company shall reduce Executive s severance benefits under this Agreement, in whole or in part, by any other severance benefits, pay in lieu of notice, or other similar benefits payable to Executive by the Company in connection with Executive s termination, including but not limited to payments or benefits pursuant to (a) any applicable legal requirement, including, without limitation, the Worker Adjustment and Retraining Notification Act, or (b) any other Company agreement, arrangement, policy or practice relating to Executive s termination of employment with the Company. The benefits provided under this Agreement are intended to satisfy, to the greatest extent possible, any and all statutory obligations that may arise out of Executive s termination of employment. Such reductions shall be applied on a retroactive basis, with severance benefits paid first in time being recharacterized as payments pursuant to the Company s statutory obligation. 5. Deemed Resignation. Upon termination of Executive s service for any reason, Executive shall be deemed to have resigned from all offices and directorships, if any, then held with the Company or any of its affiliates, and, at the Company s request, Executive shall execute such documents as are necessary or desirable to effectuate such resignations.

3 6. Other Terminations. If Executive s employment with the Company terminates during the Change in Control Period for any reason other than due to a Covered Termination, then Executive shall not be entitled to any benefits hereunder other than accrued but unpaid salary, vacation and expense reimbursements through the Termination Date in accordance with applicable law and to elect any continued healthcare coverage as may be required under COBRA or similar state law. 7. Definitions. The following terms used in this Agreement shall have the following meanings: (a) Cause means: (i) Executive s conviction of a felony or a crime involving fraud or moral turpitude; (ii) Executive s theft, material act of dishonesty or fraud, or intentional falsification of any employment or Company records; (iii) Executive s intentional or reckless conduct or gross negligence materially harmful to the Company or the successor to the Company after a Change in Control, including willful, material violation of a non-competition, confidentiality or other material agreement with the Company or such successor or willful, material violation of any Company policy or the Company s Code of Conduct; (iv) Executive s willful failure to follow lawful instructions of the Company; or (v) Executive s gross negligence or willful misconduct in the performance of Executive s assigned duties; provided, however, that any condition or conditions, as applicable, referenced in clause (iii), (iv) or (v) above shall not (if a cure is reasonably possible in the circumstances) constitute Cause unless both (x) the Company provides written notice to Executive of such condition claimed to constitute Cause, and (y) Executive fails to remedy such condition within 30 days of receiving such written notice thereof. For purposes of the foregoing definition of Cause, no act or failure to act, on Executive s part shall be considered willful unless done, or omitted to be done, by Executive not in good faith and without reasonable belief that Executive s action or omission was in the best interest of the Company. (b) Change in Control (c) Change in Control Period means the period of time commencing upon a Change in Control and ending on the second annual anniversary of such Change in Control. (d) Covered Termination means the termination of Executive s employment (i) by the Company other than for Cause, or (ii) by Executive for Good Reason; and shall not include a termination due to Executive s death or disability. (e) Good Reason means any one of the following actions taken by the Company without Executive s express written consent: (i) a reduction in Executive s total target annual compensation of more than five percent (5%), where the long-term incentive component of total target compensation shall be equal to twenty percent (20%) of Executive s long-term incentive opportunity as of immediately prior to the Change in Control; (ii) a material diminution in Executive s title, duties, authorities, reporting or responsibilities; (iii) the relocation of Executive s primary work location to a facility or location that increases Executive s one-way commute by more than 35 miles from Executive s primary work location as of immediately prior to such change; or (iv) failure of any successor to the Company to expressly agree to assume and

4 honor the terms of this Agreement, provided, that an action shall not constitute Good Reason unless (1) Executive first provides the Company with written notice of the condition giving rise to Good Reason within 60 days of Executive s knowledge of its initial occurrence, (2) the Company or the successor company fails to cure such condition within 30 days after receiving such written notice (the Cure Period ), and (3) Executive s resignation based on such Good Reason is effective within 60 days after the expiration of the Cure Period. See Addendum 13 January 2026. (f) Incentive Unit Grant Agreement Agreement among Galileo Aggregator, LP and Chris Johnson, dated as of the date hereof. (g) Space Holdings (h) Space Group Space Holdings and its Subsidiaries. (i) Termination Date means the date on which Executive experiences a Covered Termination. 8. Successors. (a) Company s Successors. Any successor to the Company (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company s business or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term Company shall include any successor to the Company s business or assets which executes and delivers the assumption agreement described in this Section 8(a) or which becomes bound by the terms of this Agreement by operation of law. (b) Executive s Successors. The terms of this Agreement and all rights of Executive hereunder shall inure to the benefit of, and be enforceable by, Executive s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. 9. Notices. Any notices provided hereunder must be in writing and shall be deemed effective upon the earlier of personal delivery (including personal delivery by facsimile), delivery by email or the third day after mailing by first class mail, to the Chief Human Resources Officer of the Company at the Company s primary office location and to Executive at Executive s address as listed in the Company s books and records. 10. Dispute Resolution. To ensure the timely and economical resolution of disputes that arise in connection with this Agreement, Executive and the Company agree that, except as excluded herein, any and all controversies, claims and disputes arising out of or relating to this Agreement, including without limitation any alleged violation of its terms or otherwise arising out of the parties relationship, shall be resolved solely and exclusively by final and binding arbitration held in Denver, Colorado through JAMS in conformity with the then-existing JAMS employment arbitration rules, which can be found at https://www.jamsadr.com/rules-employment-arbitration/. The arbitration provisions of this Agreement shall be governed by and enforceable pursuant to the

5 Federal Arbitration Act. In all other respects for provisions not governed by the Federal Arbitration Act, this Agreement shall be construed in accordance with the laws of the State of Colorado, without reference to conflicts of law principles. All remedies available from a court of competent jurisdiction shall be available in the arbitration. The arbitrator shall: (a) provide adequate discovery for the resolution of the dispute; and (b) issue a written arbitration decision, to include the arbitrator s essential findings and conclusions and a statement of the award. The arbitrator shall award the prevailing party attorneys fees and expert fees, if any. Executive and the Company understand that by agreement to arbitrate any claim pursuant to this Section 10, they will not have the right to have any claim decided by a jury or a court, but shall instead have any claim decided through arbitration. Executive and the Company waive any constitutional or other right to bring claims covered by this Agreement other than in their individual capacities. Except as may be prohibited by applicable law, the foregoing waiver includes the ability to assert claims as a plaintiff or class member in any purported class or collective action or representative proceeding. Nothing herein shall limit Executive s ability to pursue claims for workers compensation or unemployment benefits or pursue other claims which by law cannot be subject to mandatory arbitration. 11. Miscellaneous Provisions. (a) Section 409A. (i) Separation from Service. Notwithstanding any provision to the contrary in this Agreement, no amount constituting deferred compensation subject to Section 409A of the Code shall be payable pursuant to Section 3 above unless Executive s termination of employment constitutes a separation from service with the Company within the meaning of Section 409A of the Code and the Department of Treasury regulations and other guidance promulgated thereunder (a Separation from Service ). (ii) Specified Employee. Notwithstanding any provision to the contrary in this Agreement, if Executive is deemed at the time of Executive s Separation from Service to be a specified employee for purposes of Section 409A(a)(2)(B)(i) of the Code, to the extent delayed commencement of any portion of the benefits to which Executive is entitled under this Agreement is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, such portion of Executive s benefits shall not be provided to Executive prior to the earlier of (A) the expiration of the six-month period measured from the date of Executive s Separation from Service or (B) the date of Executive s death. Upon the first business day following the expiration of the applicable Code Section 409A(a)(2)(B)(i) period, all payments deferred pursuant to this Section 11(a)(ii) shall be paid in a lump sum to Executive, and any remaining payments due under this Agreement shall be paid as otherwise provided herein. (iii) Expense Reimbursements and In-Kind Benefits. To the extent that any reimbursements or in-kind benefits provided pursuant to this Agreement are subject to the provisions of Section 409A of the Code, any such reimbursements payable to Executive pursuant to this Agreement shall be paid to Executive no later than December 31 of the year following the year in which the expense was incurred, the amount of expenses reimbursed or in-kind benefits provided in one year shall not affect the amount eligible for reimbursement or in-kind benefits to

6 be provided in any subsequent year, and Executive s right to reimbursement or in-kind benefits under this Agreement will not be subject to liquidation or exchange for another benefit. (iv) Installments. For purposes of Section 409A of the Code (including, without limitation, for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii)), Executive s right to receive any installment payments under this Agreement shall be treated as a right to receive a series of separate payments and, accordingly, each such installment payment shall at all times be considered a separate and distinct payment. (v) Release. Notwithstanding anything to the contrary in this Agreement, to the extent that any payments due under this Agreement as a result of Executive s termination of employment are subject to Executive s execution and delivery of a Release of Claims, (A) if Executive fails to execute the Release of Claims on or prior to the Release Expiration Date (as defined below) or timely revokes Executive s acceptance of the Release of Claims thereafter, Executive shall not be entitled to any payments or benefits otherwise conditioned on the Release of Claims, and (B) in any case where Executive s Termination Date and the last day the Release of Claims may be considered or, if applicable, revoked fall in two separate taxable years, any payments required to be made to Executive that are conditioned on the Release of Claims shall be made in the later taxable year. For purposes hereof, Release Expiration Date shall mean (1) if Executive is under 40 years old as of the Termination Date, the date that is seven (7) days following the date upon which the Company timely delivers the Release of Claims to Executive, or such shorter time prescribed by the Company, and (2) if Executive is 40 years or older as of the Termination Date, the date that is twenty one (21) days following the date upon which the Company timely delivers the Release of Claims to Executive, or, if Executive s termination of employment is in connection with an exit incentive or other employment termination program (as such phrase is defined in the Age Discrimination in Employment Act of 1967), the date that is forty five (45) days following such delivery date. To the extent that any payments of nonqualified deferred compensation (within the meaning of Section 409A) due under this Agreement as a result of Executive s termination of employment are delayed pursuant to this Section 11(a)(v), such amounts shall be paid in a lump sum on the first payroll date following the date the Release of Claims becomes effective and irrevocable or, in the case of any payments subject to Section 11(a)(v)(B), on the first payroll date to occur in the subsequent taxable year, if later. Furthermore, the Company may modify the form of Release of Claims from time to time prior to the occurrence of a Covered Termination (for example, and without limitation, to address changes in applicable law, rules and regulations), and any such updated form of Release of Claims shall replace the form attached as Exhibit A hereto upon its being provided by the Company to Executive in writing; provided that any such updated form of Release of Claims shall remain substantially similar to the form attached hereto as Exhibit A. (b) Forfeiture and Repayment of Benefits. In the event that, within two years following the Termination Date, the Company determines that during Executive s employment with the Company, Executive engaged in conduct that would have constituted Cause for termination, the Company shall have no further obligations under Section 3 and Executive shall repay the Company any amounts previously paid by the Company pursuant to Section 3.

7 (c) Withholding. The Company shall be entitled to withhold from any amounts payable under this Agreement any federal, state, local, or foreign withholding or other taxes or charges which the Company is required to withhold. (d) Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Executive and by an authorized member of the Company (other than Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time. (e) Whole Agreement. This Agreement, the Incentive Unit Grant Agreement, and any indemnification agreement between Executive and the Company represent the entire understanding of the parties hereto with respect to the subject matter hereof and supersede all prior promises, arrangements and understandings regarding the same, whether written or unwritten, including, without limitation, the Prior Agreement and any other severance protection agreement or severance letter and any severance or change in control benefits in Executive s offer letter agreement, employment term sheet, employment agreement and/or equity award agreement or previously approved by the Company. (f) Choice of Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the laws of the State of Colorado without regard to its conflicts of law provisions. (g) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid or unenforceable provisions had never been contained herein. (h) Counterparts. This Agreement may be executed in separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same Agreement. (i) Executive Acknowledgement. Executive acknowledges that (i) Executive has consulted with or has had the opportunity to consult with independent counsel of Executive s own choice concerning this Agreement, and has been advised to do so by the Company, and (ii) Executive has read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely based on Executive s own judgment. (Signature page follows)

The parties have executed this Agreement, in the case of the Company by its duly authorized officer, as of the dates set forth below. MAXAR SPACE LLC By: Maxar Space Holdings LLC, its manager By: Maxar Technologies Holdings Inc., its manager By: _________________________________ Name: Dan Smoot Title: President, Chief Executive Officer EXECUTIVE Chris Johnson Date:

Exhibit A Release

EXHIBIT A-1 RELEASE OF CLAIMS Release between Chris Johnson Executive Maxar Space LLC a Delaware corporation (the Company Parties Effective Date be terminated effective [DATE] Separation Date 1. . (a) assigns, Executive hereby releases and forever discharges the Company, its parent companies, subsidiaries or affiliates, and any of their respective successors, assigns, directors, officers, managers, employees, attorneys, insurers, or agents, each in their respective capacities as such Company Parties them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, loss, cost or expense, of any nature whatsoever, known or unknown, fixed or contingent (he Claims any of the Company Parties by reason of any matter, cause, or thing whatsoever from the beginning of time through and including the execution date of this Release, including, without limiting the generality of the foregoing: any Claims arising directly or indirectly out of, relating to, or in any separation thereof, including without limitation any and all Claims arising under federal, state, or local laws relating to employment; any Claims of any kind that may be brought in any court or administrative agency; any Claims arising under the Age Discrimination in Employment Act, the Older Workers Benefits Protection Act, the Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Equal Pay Act, the Civil Rights Act of 1866, Section 1981, 42 U.S.C. § 1981, the Family and Medical Leave Act of 1993, the Americans with Disabilities Act of 1990, the False Claims Act, the Employee Retirement Income Security Act, the Worker Adjustment and Retraining Notification Act, the Fair Labor Standards Act, the Sarbanes-Oxley Act of 2002, the National Labor Relations Act of 1935, the Uniformed Services Employment and Reemployment Rights Act of 1994, Fair Credit Reporting Act, Colorado Anti-Discrimination Act, Colorado Family Care Act, Colorado Wage Equality Regardless of Sex Act, Colorado Wage Transparency Act, Colorado military leave law, and Colorado payment of wages law, each of the foregoing as may have been amended, and any other federal, state, or local statute, regulation, ordinance, constitution, or order concerning labor or employment, termination of labor or employment, wages and benefits, retaliation, leaves of absence, or any other term or condition of employment; Claims for breach of contract; Claims for unfair business practices; Claims arising in tort, including, without limitation, Claims of wrongful dismissal or discharge, discrimination, harassment, retaliation, fraud, misrepresentation, defamation, libel, infliction of emotional distress, violation of public policy, and/or breach of the implied covenant of good faith and fair dealing; and Claims for damages or other remedies of any sort, including, without limitation, compensatory damages,

EXHIBIT A-2 (b) Notwithstanding the generality of the foregoing, Executive does not release right to file for unemployment insurance benefits under state law; (ii) Executi charge of discrimination, harassment, interference with leave rights, failure to accommodate, or retaliation with the Equal Employment Opportunity Commission, the Colorado Civil Rights Division or similar local agency, or to cooperate with or participate in any investigation conducted right to communicate directly with the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, the U.S. Department of Justice or similar agency, or to right to make any disclosure that are protected under the whistleblower provisions of applicable law. For the avoidance of doubt, Executive does not need to notify or obtain the prior authorization of the Company to exercise any of the foregoing rights. Furthermore, Executive does not release hereby any rights that he may have relating to (i) indemnification by the Company or its affiliates under document, or the bylaws or similar governing document of any subsidiary or other affiliate of the other third-party respective benefits and compensation plans; (iv) any severance payment entitlements to which Executive is specifically entitled to as of the date of termination pursuant to the Maxar Space LLC Change in Control Severance Agreement, dated May 8, 2025 between the Company and Executive Severance Agreement -based awards previously granted by the Company to Executive, including the Incentive Unit Grant Agreement, dated as of May 8, 2025, MIP Grant Agreement to the extent that such accordance with the applicable terms of such awards. (c) This Release is intended to be effective as a general release of and bar to each and every Claim hereinabove specified. Accordingly, Executive hereby expressly waives any rights and benefits conferred by Section 1542 of the California Civil Code and any similar provision of any other applicable state law as to the Claims. Section 1542 of the California Civil Code provides: CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE Executive acknowledges that Executive later may discover claims, demands, causes of action or facts in addition to or different from those which Executive now knows or believes to exist with respect to the subject matter of this Release and which, if known or suspected at the time of executing this Release, may have materially affected its terms. Nevertheless, Executive hereby

EXHIBIT A-3 waives, as to the Claims, any claims, demands, and causes of action that might arise as a result of such different or additional claims, demands, causes of action or facts. (d) Executive acknowledges that the General Release of Claims set forth in Section 1(a) above includes a release of Claims under the Age Discrimination in Employment Act ADEA Release acknowledge as follows: (i) choice before signing this Release and Executive either has so consulted with counsel or voluntarily decided not to consult with counsel; (ii) Executive has been granted [twenty-one (21)] [forty-five (45)]1 days after Executive is presented with this Release to decide whether or not to sign it. Executive agrees that such period shall not be extended due to any material or immaterial changes to the Release. If Executive executes this Release prior to the expiration of such period, Executive does so voluntarily and after having had the opportunity to consult with an attorney, and hereby waives the remainder of the twenty-one (21) day period. Executive may not execute this Release prior to the Separation Date; (iii) Executive has carefully reviewed and considered and fully understands the terms set forth in this Release, including all exhibits hereto; and (iv) revoke to Anat Gan Eden, Chief Human Resources Officer, Maxar, at 1300 W. 120th Avenue, Westminster, CO 80234 (anat.ganeden@maxar.com), on or before 5:00 p.m. on the seventh (7th) day after the date on which Executive signs this Release. 2. Executive Representations. Executive represents and warrants that: (a) Executive has returned to the Company all Company property in the without limitation, any cell phone, laptop computer or tablet; (b) Executive is not owed wages, commissions, bonuses or other compensation, unused vacation earned through such date, other than as set forth in the Severance Agreement and excluding items excluded from the release of Claims pursuant to Section 1(b) above; 1 NTD: To be 45 days for a group termination and 21 days for a non-group termination.

EXHIBIT A-4 (c) law or Executive has disclosed any injuries of which Executive is currently, reasonably aware for (d) Executive has not initiated any adversarial proceedings of any kind against the Company or, in their capacities as such, against any other person or entity released herein, nor will Executive do so in the future, except as specifically allowed by this Release. 3. Restrictive Covenants; Cooperation under Article VII of the MIP Grant Agreement. In addition, Executive shall cooperate with the investigation or administrative, regulatory or judicial proceeding involving matters within the scope of Exec employment with the Company (including, without limitation, Executive being available to the Company upon reasonable notice for interviews and factual investigations, appearing at the legal process, and turning over to the Company all relevant Company documents which are or may employment); provided, however, that any such schedule or ability to engage in gainful employment. 4. Severability. The provisions of this Release are severable. If any provision is held to be invalid or unenforceable, it shall not affect the validity or enforceability of any other provision. 5. Choice of Law. This Release shall in all respects be governed and construed in accordance with the laws of the State of Colorado, including all matters of construction, validity and performance, without regard to conflicts of law principles. 6. Integration Clause. This Release, the Severance Agreement, and the MIP Grant Agreement employment, and supersede and replace any prior agreements as to those matters, whether oral or written. This Release may not be changed or modified, in whole or in part, except by an instrument in writing signed by Executive and a duly authorized officer or director of the Company. 7. Execution in Counterparts. This Release may be executed in counterparts with the same force and effectiveness as though executed in a single document. Facsimile signatures shall have the same force and effectiveness as original signatures. 8. Intent to be Bound. The Parties have carefully read this Release in its entirety; fully understand and agree to its terms and provisions; and intend and agree that it is final and binding on all Parties. (Signature page follows)

IN WITNESS WHEREOF, and intending to be legally bound, the Parties have executed the foregoing on the dates shown below. EXECUTIVE MAXAR SPACE LLC: By: Maxar Space Holdings LLC, its manager By: Maxar Technologies Holdings Inc., its manager Name: By: Title: Name: Dan Smoot Date: Title: President, Chief Executive Officer

Addendum to Section 7(e) 13 January 2026 It is agreed that Executive being appointed President, Lanteris Space, and the duties, authorities, reporting and responsibilities corresponding thereto shall not give rise to an event of Good Reason.